UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Your Response is Urgently Needed!

October 11, 2016

Dear Valued Shareholder,

You have an investment in the Schroder U.S. Opportunities Fund. The Special Meeting of shareholders scheduled for October 11 has been adjourned to October 13, 2016 because a majority of the Fund’s shareholders have not yet voted on the proposal set forth in the Proxy Statement dated September 9, 2016.  We need your proxy vote to allow us to proceed with important business of the Fund.

Please help us by voting today.

We need your important proxy vote before October 13th.

What is being voted on? Shareholders of the Schroder U.S. Opportunities Fund (the Target Fund) are being asked to vote to approve the Agreement and Plan of Reorganization, as further described in the Proxy Statement dated September 9, 2016, pursuant to which the Target Fund will transfer all of its assets to the Hartford Schroders US Small Cap Opportunities Fund (the Acquiring Fund), in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund (the “Reorganization”) .

The Board of Trustees of the Target Fund recommends that you vote FOR the Reorganization.  If you have any proxy related questions, please call (800) 713-9968 Extension 11037 for assistance.  Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.  The Proxy Statement dated September 9, 2016 is available at http://www.proxyonline.com/docs/SchroderFunds2016.pdf or at the website of the Securities and Exchange Commission, www.sec.gov.

Please help us proceed with the business of the Fund by taking a moment to cast your proxy vote today. Thank you in advance for your attention to this important matter.

Sincerely,

Mark A. Hemenetz

President

We need to hear from you before Thursday, October 13, 2016.

Please contact us toll-free at 1-800-713-9968 Extension 11037 between 9:00 a.m. and 10:00 p.m. Eastern time.  At the time of the call please reference the number listed below.

REFERENCE NUMBER:  123456789

Please help us by casting your important proxy vote today.

875 Third Avenue, 22nd Floor, New York NY 10022	NOBO

Your Response is Urgently Needed!

October 11, 2016

Dear Valued Shareholder,

You have an investment in the Schroder U.S. Opportunities Fund. The Joint Special Meeting of shareholders scheduled to be held on October 11 has been adjourned to October 13, 2016 because a majority of the Fund’s shareholders have not yet voted on the proposal set forth in the Proxy Statement dated September 9, 2016.  We need your proxy vote to allow us to proceed with important business of the Fund.

Please help us by voting today.

We need your important proxy vote before October 13th.

What is being voted on? Shareholders of the Schroder U.S. Opportunities Fund (the Target Fund) are being asked to vote to approve the Agreement and Plan of Reorganization, as further described in the Proxy Statement dated September 9, 2016, pursuant to which the Target Fund will transfer all of its assets to the Hartford Schroders US Small Cap Opportunities Fund (the Acquiring Fund), in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund (the “Reorganization”) .

The Board of Trustees of the Target Fund recommends that you vote FOR the Reorganization.  If you have any proxy related questions, please call (800) 713-9968 Extension 11037 for assistance.  Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.  The Proxy Statement dated September 9, 2016 is available at http://www.proxyonline.com/docs/SchroderFunds2016.pdf or at the website of the Securities and Exchange Commission, www.sec.gov.

Please help us proceed with the business of the Fund by taking a moment to cast your proxy vote today using one of the methods listed below. Thank you in advance for your attention to this important matter.

Sincerely,

Mark A. Hemenetz

President

How do I vote? There are several easy ways to vote, but we would be very grateful if you would use any of the options below to insure that your response is recorded in time for the Special Meeting on October 13, 2016:

1.              By phone:  Call our proxy specialists toll-free at (800) 713-9968 extension 11037, Monday through Friday, from 9 a.m. to 10 p.m. ET.

2.              Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.              Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

Please help us by casting your important proxy vote today.

875 Third Avenue, 22nd Floor, New York NY 10022	REG